Exhibit 99.1
NEWS RELEASE
October 20, 2004

BLUEBOOK ANNOUNCES SECURITIES CONVERSIONS, DEBT SETTLEMENTS AND AMENDMENTS TO CERTIFICATE OF INCORPORATION

Lake Forest, California - The Bluebook International Holding Company (OTCBB:
BBIC) announces that it has received a Notice of Conversion in respect of all 2,050 outstanding shares of Series B Convertible Preferred Stock, face value $1,000 per share. Pursuant to the Notice of Conversion, the Company is obligated to issue 54,666,667 shares of Common Stock at a conversion price of $0.0375 per share, a 25% discount to the five day average closing bid price for the Company's Common Stock. The Company has also entered into debt settlement agreements with certain members of the Company's management and controlling shareholders pursuant to which the Company has agreed to settle approximately $1,048,374 of debts owed by it through the issuance of 27,956,650 shares of Common Stock at the same conversion price.

As required by the terms of the Series B Convertible Preferred Stock and the debt settlement agreements, the Company's majority stockholders have approved a resolution to amend the Company's certificate of incorporation to increase the authorized Common Stock of the Company to 150,000,000 shares and other, related matters as more particularly described in the Company's preliminary information statement filed on October 15, 2004 with the Securities and Exchange Commission. This resolution, and the issuance of the 82,623,317 shares of Common Stock, will be effected following expiration of the notice periods required under rules and regulations promulgated under the Securities Exchange Act of 1934.

The Company's majority stockholders have also approved a resolution to amend the Company's certificate of incorporation to consolidate the Company's outstanding Common Stock by way of reverse split on the basis of twenty old shares for each one new share. This resolution will be effected following the issuance of the 82,623,317 shares of Common Stock pursuant to the conversion of the Series B Convertible Preferred Stock and the debt settlement agreements.

As a result of the foregoing, the Company expects to have approximately 6,208,113 shares of Common Stock outstanding.

For more information, please contact:

The Bluebook International Holding Company
21098 Bake Parkway Suite 100
Lake Forest, Ca. 92630
Web site: http://bluebook.net/
P. 949.470.9534
F. 949.470.9420

SAFE HARBOR STATEMENT: THIS NEWSLETTER/RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE ALSO MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THIS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, OR BY THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, AND OTHER FACTORS, SOME OF WHICH ARE BEYOND THE CONTROL OF BLUEBOOK, ARE DIFFICULT TO PREDICT AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED ABOVE.